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                              ACCOUNTANTS' CONSENT

The Board of Directors
ElderTrust:

We consent to the use of our report on the balance sheet of ElderTrust as of September 23, 1997 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                             /s/ KPMG Peat Marwick, LLP
                                             ---------------------------------
                                             KPMG Peat Marwick, LLP

Washington, D.C.
November 14, 1997